Exhibit 21


Exhibit 21.  SUBSIDIARIES OF THE REGISTRANT
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The Providence Gas Company - Incorporated under the laws of Rhode Island.

Newport America Corporation - Incorporated under the laws of Rhode Island.

Providence Energy Services, Inc. - Incorporated under the laws of Rhode Island.

North Attleboro Gas Company - Incorporated under the laws of Massachusetts.

Providence Energy Oil Enterprises, Inc. - Incorporated under the laws of Rhode Island.

ProvEnergy Power Company, LLC - Organized under the laws of Rhode Island.

PEC Ventures, Inc. - Incorporated under the laws of Rhode Island.